EXHIBIT 23.1



                              CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in the registration statement of Tanknology Environmental, Inc. on Form S-8 (Registration Statement No. 33-65778) of our report dated March 24, 1997 on our audit of the consolidated financial statements and financial statement schedule of Tanknology Environmental, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is in this Annual Report on Form 10-K.

                                               COOPERS & LYBRAND L.L.P.


Houston, Texas
March 24, 1997